Exhibit 10.1

INVESTMENT UNIT PURCHASE AGREEMENT

     THIS AGREEMENT (this “Agreement”) is made as of February 28, 2005, by and among NationsHealth, Inc., a Delaware corporation (the “Company”). NationsHealth Holdings, L.L.C., a Florida limited liability company and a wholly-owned subsidiary of the Company (“NH LLC”), United States Pharmaceutical Group, L.L.C., a Delaware limited liability company and an indirect wholly-owned subsidiary of the Company (“USPG,” and together with the Company and NH LLC, the “Issuers”) and MHR Capital Partners LP, OTQ LLC and MHR Capital Partners (100) LP (each such holder, including the successors and assigns of any such holder, a “Holder” and, all such holders and their respective successors and assigns collectively, the “Holders”) and MHR Capital Partners LP, as collateral agent.

     WHEREAS, the Issuers have agreed to sell to each Holder, and each Holder has agreed to purchase from the Company, upon the terms and conditions hereafter provided, the number of investment units (each, a “Unit”) set opposite such Holder’s name on the signature pages hereto, with each such Unit consisting of (x) $1,000 principal amount of 7 3/4% Convertible Secured Notes in the form attached as Exhibit A hereto (the “Notes”) and (y) 119.048 shares (the “Shares”) of common stock, $.0001 par value per share, of the Company (the “Common Stock”); and

     WHEREAS, the aggregate number of Units that Issuers are selling to all the Holders is 15,000, consisting in the aggregate of (x) $15,000,000 in principal amount of Notes and (y) 1,785,714 Common Shares.

     NOW THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Purchase and Issuance of Units; Closing.

          (a) Subject to the terms and conditions set forth in this Agreement, the Issuers agree to sell to each Holder the number of Units set opposite such Holder’s name on the signature page hereto and the Holder agrees to pay to the Issuers a per Unit price of $1,000 and the aggregate purchase price set below such Holder’s name on the signature page hereto (the “ Purchase Price”).

          (b) The closing (the “Closing”) shall take place at the offices of Stroock & Stroock & Lavan LLP on the date hereof simultaneously with the execution of this Agreement.

          (c) At the Closing, the Issuers will deliver to the Holders the following:

               (1) duly executed original counterparts to this Agreement and the other Transaction Documents (as defined herein);

               (2) evidence satisfactory to the Holders of the perfection of a security interest in the Company’s assets and each Subsidiary’s assets, all as more particularly described in the Notes, including without limitation that all filings shall have been made and all fees payable, if any, in connection therewith shall have been paid by the Company;

               (3) duly executed Notes and validly issued Common Shares;

               (4) a certificate addressed to the Holders, executed by the Chief Executive Officer of the Company after reasonable investigation, dated as of the time of Closing to the effect and that: the representations and warranties of the Company and the Subsidiaries are true and correct as of the time of Closing (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date);

               (5) copies of each consent or approval of each person or entity whose consent or approval is required under any contract or agreement to which the Company or any of its Subsidiaries is a party in connection with this Agreement and the Transactions Documents and which consent or approval is not otherwise expressly referenced in this Section 1(c), except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect (as defined herein) or is not reasonably likely to prevent or to materially impair the ability of the parties to consummate this Agreement or any of the Transaction Documents;

               (6) an opinion of the Company’s counsel, dated as of the date of Closing, in form, scope and substance reasonably satisfactory to the Holders as to: (i) due incorporation; (ii) power and authority to execute transactions; (iii) due authorization of transaction and Transaction Documents; (iv) due execution of Transaction Documents, issuance and delivery; (v) no violation of charter and bylaws or any of the following: (a) the Amended and Restated Revolving Credit and Security Agreement, dated as of June 29, 2004, among the Issuers and CapitalSource Finance LLC, as amended, (b) the Warrant Agreement, dated as of August 25, 2003, between the Company (formerly Millstream Acquisition Corporation), and Continental Stock Transfer & Trust Company, (c) the Stockholders Agreement, dated as of March 9, 2004, among the Company (formerly Millstream Acquisition Corporation), RGGPLS Holding, Inc. and GRH Holdings, Inc., (d) the Registration Rights Agreement dated as of July 22, 2003, among the Company and the investor parties listed on the signature pages thereto, (e) the Registration Rights Agreement dated as of March 9, 2004, as amended as of June 2, 2004, among the Company and the investor parties listed on the signature pages thereto, (f) the Service Agreement, dated as of March 30, 2004, between USPG and Professional Claim Services, Inc. d/b/a Wellpoint Pharmacy Management and (g) Medical Benefit Distribution Agreement, dated as of October 1, 2003, between Becton Dickinson and Company and USPG; (vi) valid and binding and enforceable obligation; (vii) no violation of applicable laws; (viii) no registration under federal securities laws required; (ix) no consent, order, approval or authorization of governmental authority necessary; (x) Shares validly issued and fully paid; and (xi) Common Stock duly reserved for issuance and upon conversion of the Notes will be validly issued, fully paid and free of preemptive rights;

               (7) a copy of the certificate of incorporation, by-laws or other applicable organizational documents of each Issuer and a copy of resolutions, duly adopted by the

Board of Directors or other governing body of each Issuer, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by such Issuer of this Agreement and the Transaction Documents, and the consummation by such Issuer of the transactions contemplated hereby and thereby, certified as such by the Secretary or Assistant Secretary of such Issuer;

               (8) good standing certificates as of a recent date for each of the Issuers from the Secretary of State of such Issuer’s jurisdiction of organization;

               (9) A copy of duly executed waivers and consents from the Company and any and all third parties that have registration rights with respect to the Company’s securities, including the Registration Rights Agreement, dated as of July 22, 2003, by and among Millstream Acquisition Corporation (currently the Company) and the other signatories thereto and the Registration Rights Agreement, dated as of March 9, 2004, as amended as of June 2, 2004, by and among Millstream Acquisition Corporation (currently the Company), RGGPLS Holding, Inc., GRH Holdings, L.L.C. and Becton Dickenson and Company (the “Existing Registration Rights Agreements”) that the Holders pursuant to the Registration Rights Agreement shall be able to participate on the basis set forth in the Registration Rights Agreement in the sale of securities with such third parties with respect to any (i) demands for registration made by such third parties, and prior to the Company selling any securities pursuant to such registration statement, including by way of reduction of any shares offered in a demand registration pursuant to Sections 2.1.4 of the Existing Registration Rights Agreements and (ii) piggyback registrations, including by way of reduction of any shares offered in a piggyback registration pursuant to Sections 2.2.2 of the Existing Registration Rights Agreements; and

               (10) a copy of a duly executed Existing Senior Lender Waiver and Consent (as defined herein).

          (d) At the Closing, the Holders will deliver to an account designated by the Company, by wire transfer in immediately available funds, an amount equal to the aggregate Purchase Price.

     2. Representations and Warranties of the Company. The Company and each of its Subsidiaries (as defined below) hereby jointly and severally represents and warrants to the Holders as of the date hereof, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”), as follows:

          (a) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation or a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite corporate power and other authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation or limited liability company, as applicable, and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect (as defined below). For purposes of this agreement, “Subsidiary” shall mean, (i) as to the Company, any person or entity in which more than 50% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by the Company and/or one or more of its Subsidiaries (each a Subsidiary, and collectively the “Subsidiaries”). As of the date hereof, the Company’s subsidiaries are reflected on Schedule 2(a) hereto.

          (b) Authorization. Each of the Company and each Subsidiary has full corporate or other power and authority and has taken all requisite action necessary under applicable law governing its internal affairs and under its governing documents to authorize (i) the execution and delivery of this Agreement, the Intercreditor Agreement, dated as the date hereof, between the Holders and Capital Source Finance LLC in the form attached hereto as Exhibit B, (the “Intercreditor Agreement”), the Amendment and the Waiver and Consent, dated as of the date hereof, between the Company and CapitalSource Finance LLC in the form attached hereto as Exhibit C (together, the “Existing Senior Lender Amendment, Waiver and Consent”), the Registration Rights Agreement, dated as of the date hereof, between the Holders and the Company in the form attached here as Exhibit D (the “Registration Rights Agreement”), the Stockholders Agreement, dated as of the date hereof, among the Holders, the Company and the other signatories thereto in the form attached hereto as Exhibit E (the “Stockholders Agreement”) and any other documents, instruments or certificates contemplated by the foregoing (collectively with this Agreement, the Notes, the Intercreditor Agreement, the Existing Senior Lender Amendment, Waiver and Consent, the Registration Rights Agreement and the Stockholders Agreement, the “Transaction Documents”), (ii) the performance of all obligations of the Company and each Subsidiary, as applicable, under the Transaction Documents, and (iii) the delivery of the Shares and the issuance and delivery of the Notes, the Redemption Warrants (as defined in the Notes) and any other convertible securities issuable in accordance with the terms of the Notes, and the shares of Common Stock issuable upon the conversion of the Notes or exercise or conversion of the Redemption Warrants or any other convertible securities issuable in accordance with the terms of the Notes (such shares, including the same that may be issued in accordance with the antidilution provisions in Section 3(d) of the Notes or any similar provisions which may exist in the Redemption Warrants or any other convertible securities issuable under the Notes, the “Conversion Shares”, and together with the Shares, the Notes and the Redemption Warrants and any other convertible securities issuable in accordance with the terms of the Notes, the “Securities”)). The Transaction Documents constitute the legal, valid and binding obligations of the Company and each Subsidiary party thereto, enforceable against the Company and each Subsidiary in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

          (c) Capitalization. Schedule 2(c) sets forth (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding on the date hereof; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company and (e) the pro forma capitalization of the Company on a fully diluted basis giving effect to (i) the issuance of the Shares and the Conversion Shares, (ii) any adjustments in other securities resulting from such issuance, and (iii) the exercise or conversion of all outstanding securities. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights and were issued in full compliance with applicable law. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, were issued in full compliance with applicable law and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. No person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described herein and on Schedule 2(c), (i) there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as expressly contemplated by this Agreement, (ii) neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind (other than the Units), (iii) there are no agreements or arrangements under which the Company or a Subsidiary is obligated to register the sale of any of its or their securities under the Securities Act of 1933, as amended (the “Securities Act”) and (iv) there are no voting agreements, buy sell agreements, or right of first purchase agreements among the Company and any of the securityholders of the Company.

               The Company has furnished to the Holders true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”), the Company’s By-laws as in effect on the date hereof (the “By-laws”), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company and each of its Subsidiaries.

          (d) Valid Issuance. The Company has duly authorized and reserved a sufficient number of shares of Common Stock for issuance of the Conversion Shares. The Shares are, and, if and when issued, the Redemption Warrants, any other convertible securities issuable in accordance with the terms of the Notes and the Conversion Shares will be, validly issued, fully paid and non assessable free and clear of all taxes, liens, encumbrances and restrictions, except for restrictions on transfer set forth in this Agreement, the other Transaction Documents or imposed by applicable securities laws and the sale or issuance thereof will not be subject to preemptive rights or other similar rights and will not impose personal liability upon the holder thereof.

          (e) Consents. Except as set forth on Schedule 2(e), and assuming the accuracy of the representations of the Holders in Section 3, the execution, delivery and performance by the Company and the Subsidiaries of the Transaction Documents, the offer and sale or future issuance, as applicable, of the Securities, the granting of the security interests pursuant to the Notes and the exercise of the rights granted to the Holders therein require no consent of, action by or in respect of, or filing with, any person, governmental body, agency, or official (including, without limitation, any board of directors or stockholder approval) other than (i) the Existing Senior Lender Amendment, Waiver and Consent, (ii) consents, actions or filings that have been made prior to the date hereof which are in full force and effect, and (iii) post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. The granting of the security interest in the Collateral (as defined in the Notes) pursuant to the Notes and Intercreditor Agreement and the exercise of the rights granted to the Holders therein (including, without limitation, the disposition of the Collateral) do not require the consent, authorization or approval of any Governmental Authority.

          (f) Delivery of SEC Filings; Business. The Company has provided or made available to the Holders via EDGAR copies of the Company’s most recent Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 (the “2003 10-KSB”), and all other reports furnished or filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the filing of the 2003 10-KSB and prior to the date hereof (all of the foregoing and all exhibits included therein and financial statements thereto and documents incorporated by reference therein collectively, being referred to herein as the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the Exchange Act for such period. The Company and its Subsidiaries are engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

          (g) No Material Adverse Effect. Since December 31, 2003, except as described on Schedule 2(g) and as identified and described in the SEC Filings, there has not been:

               (1) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the 2003 10-KSB, except for changes in the ordinary course of business, in each case which have not and could not reasonably be expected to have a Material Adverse Effect (as defined herein), individually or in the aggregate;

               (2) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

               (3) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

               (4) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

               (5) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

               (6) any change or amendment to the Company’s Certificate of Incorporation or By-laws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

               (7) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

               (8) any transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

               (9) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

               (10) the loss, or threatened loss in writing, of any customer which has had or could reasonably be expected to have a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise) or business of the Company and its subsidiaries taken as a whole or (ii) on the ability of the Company to perform its obligations under the Transaction Documents (collectively, a “Material Adverse Effect”); or

               (11) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

          (h) SEC Filings.

               (1) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               (2) During the preceding two years, each registration statement and any amendment thereto filed by the Company (or its predecessors) pursuant to the Securities Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each prospectus filed pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (i) No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities,

the granting of the security interest pursuant to the Notes, and the exercise of the rights granted to the Holders herein or therein do not and will not conflict with or result in a breach or violation of any of the terms and provisions of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration of obligations, impairment of rights or cancellation under (i) the Certificate of Incorporation or the By-laws, or any governing documents of any Subsidiary, each as in effect on the date hereof (copies of which have been provided to the Holders before the date hereof) or as hereafter amended, or (ii)(a) any statute, rule, regulation or order of any governmental agency or body (including without limitation, the Sarbanes-Oxley Act of 2002) or any court, or other governmental, administrative, regulatory or self-regulatory authority domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties (each such authority, a “Governmental Authority”), or (b) upon receipt of the consents set forth on Schedule 2(e), any agreement, or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject, except in the case of (i) and (ii) above for such conflicts, violations defaults or rights which could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other governing documents and, except as provided in Schedule 2(i), neither the Company nor any Subsidiary is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any Subsidiary in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or Subsidiary is a party, except for actual or possible violations, defaults or rights that would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and its Subsidiaries is (i) in compliance with all laws, statutes, rules, regulations, ordinances and tariffs of any Governmental Authority applicable to the Company or its Subsidiaries’ business, assets or operations, including, without limitation, applicable requirements of the Standards for Privacy of Individually Identifiable Health Information which were promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”), Employee Retirement Income Security Act of 1974, as amended and the rules and regulations thereunder (“ERISA”), and all applicable statutes, laws, ordinances, rules and regulations of any Governmental Authority with respect to regulatory matters primarily relating to patient healthcare, healthcare providers and healthcare services (including without limitation Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Section 1320a-7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the “Federal Anti-Kickback Statute,” and the Social Security Act, as amended, Section 1877, 42 U.S.C. Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as “Stark Statute”) (collectively, “Healthcare Laws”) and (ii) not in violation of any law, ordinance or regulation of any Governmental Authority or other board or tribunal, except in the case of (i) and (ii) above as set forth on Schedule 2(i) or where noncompliance or violation could not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, there is no event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in any noncompliance with, or any violation of any of the foregoing laws, in each case except where such noncompliance or such violation could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, the Issuers have not received any written notice that they or any of their Subsidiaries are not in compliance in any respect with any of the requirements of any of the foregoing or that there is any ongoing investigation by a Governmental Authority with respect to the foregoing, except as set forth on Schedule 2(i) or where such noncompliance or investigation could not reasonably be expected to have a Material Adverse Effect. The Issuers have (a) not engaged in any non-exempt prohibited transaction as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, (b) not failed to meet any applicable minimum funding requirements under Section 302 of ERISA in respect of its plans and no funding requirements have been postponed or delayed, (c) no knowledge of any amounts due but unpaid to the Pension Benefit Guaranty Corporation, or of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any of the employee benefit plans, (d) no fiduciary responsibility under ERISA for investments with respect to any plan existing for the benefit of persons other than its employees or former employees, or (e) not withdrawn, completely or partially, from any multi-employer pension plans so as to incur liability under the MultiEmployer Pension Plan Amendments of 1980. With respect to the Issuers, there exists no event described in Section 4043 of ERISA, excluding Subsections 4043(b)(2) and 4043(b)(3) thereof, for which the thirty (30) day notice period contained in 12 C.F.R. 2615.3 has not been waived. The Issuers have maintained all records required to be maintained by the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the federal and state Medicare and Medicaid programs as required by the Healthcare Laws, HIPAA or ERISA and, to the Company’s knowledge, there are no presently existing circumstances which would reasonably be expected to result in violations of the Healthcare Laws, HIPAA or ERISA, except as set forth on Schedule 2(i) or where such failure, circumstance or violation could not reasonably be expected to have a Material Adverse Effect.

          (j) Medicare or Medicaid Program Liability. Except as disclosed in the SEC Filings, there has been no event, fact, condition or circumstance or series thereof (i) in or for which any Issuer has or could reasonably be expected to become liable or otherwise responsible for any amount owed or owing to any Medicaid or Medicare program by a provider under common ownership with such Issuer or any provider owned by such Issuer pursuant to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority after the failure of any such provider to pay any such amount when owed or owing, (ii) in which Medicaid or Medicare payments to any Issuer are lawfully set-off against payments by such Issuer or any other Issuer to satisfy any liability of or for any amounts owed or owing to any Medicaid or Medicare program by a provider under common ownership with such Issuer or any provider owned by such Issuer pursuant to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority, or (iii) any of the foregoing under clauses (i) or (ii), in each case pursuant to statutory or regulatory provisions that are similar to any applicable law, ordinance, rule, decree, order or regulation of any Governmental Authority referenced in clauses (i) and (ii) above or successor provisions thereto, except in the case of (i), (ii) and (iii) above where such extent, fact, condition or circumstance could not reasonably be expected to result in such a liability or set-off which would have a Material Adverse Effect.

          (k) Tax Matters. The Company and each Subsidiary has timely prepared and filed all Tax Returns with all appropriate governmental agencies and timely paid all taxes owed by it in each case in accordance with all applicable laws. The charges, accruals and reserves on the books of the Company in respect of Taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s knowledge, any basis for the assessment of any additional Taxes for any fiscal period or audits by any federal, state or local Tax authority except for any assessment that is not material to the Company and its Subsidiaries, taken as a whole. All Taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper Governmental Authority or third party when due. There are no Tax liens or claims pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. There are no outstanding Tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity. Neither the Company nor any of the Subsidiaries has executed a waiver with respect to the statute of limitations relating to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. There is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to the Company or any of its Subsidiaries in respect of any Taxes.

          As used in this Agreement, (i) the term “Tax” (including, with correlative meaning, the terms “Taxes” and “Taxable”) includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, charges, fees, levies, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term “Tax Return” includes any return, report, form or similar statement (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to any Taxes.

          (l) Title to Properties. Except as disclosed in the SEC Filings and Schedule 2(1), the Company and each Subsidiary has good and marketable title in fee simple to all real properties and good and marketable title to all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would affect the value thereof or interfere with the use made or currently planned to be made thereof by them; and the Company and each Subsidiary holds any leased real or personal property under valid, subsisting and enforceable leases with no exceptions that would interfere with the use made or currently planned to be made thereof by them, in each case except where the failure would not be expected to have a Material Adverse Effect.

          (m) Certificates, Authorities and Permits. Except as set forth on Schedule 2(i), the Company and each Subsidiary possess adequate certificates, authorities, licenses, approvals or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

          (n) No Labor Disputes. No material labor dispute with the employees of the Company or any Subsidiary exists or, to the Company’s knowledge, is imminent.

          (o) Intellectual Property.

               (1) “Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, scientific, technical, and engineering data object and source codes, designs, business and marketing plans, and customer and supplier lists and related information); and (vi) proprietary computer software (including but not limited to data, data bases and documentation). Schedule 2(o) sets forth a list of all material registered Intellectual Property of the Company and its Subsidiaries and such list contains a description of the owner, title (in the case of patents and copyrights), or mark (in the case of trademarks or servicemarks), registration or application number, if in existence, and country of registration or application of each listed item.

               (2) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any other party thereto, is in material violation or breach of any such License Agreement, and no action or failure to act by the Company or any of its Subsidiaries constitutes (with or without due notice or lapse of time or both) a material default by the Company or any of its Subsidiaries thereunder.

               (3) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property necessary for the conduct of the Company’s and each of its Subsidiaries’ businesses substantially as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets.

               (4) Except as set forth on Schedule 2(o), all Intellectual Property owned by the Company and its Subsidiaries that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted is valid and enforceable and owned by them free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses. The Company and its Subsidiaries have a valid and enforceable right to use all other Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted. The Company and its Subsidiaries have the right to use all of the owned and licensed Intellectual Property which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted in all jurisdictions in which they conduct their businesses.

               (5) The Company and each of its Subsidiaries have taken reasonable steps to maintain, police and protect the Intellectual Property which it owns and which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted, including the execution of appropriate confidentiality agreements and intellectual property and work product assignments and releases. The conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe” or “Infringement”) any Intellectual Property rights of any third party, and, to the Company’s knowledge, the Intellectual Property rights of the Company and its Subsidiaries that are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being infringed by any third party, except to the extent such Infringements do not have a Material Adverse Effect. Except as disclosed in the SEC Filings, there is no litigation or order pending or outstanding or, to the Company’s knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ use of any Intellectual Property owned by a third party. Except as Disclosed in the SEC Filings, neither the Company nor any of the Subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company’s or its Subsidiaries’ ownership or right to use its Intellectual Property and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful.

               (6) The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property (including, without limitation, property used pursuant to License Agreements) which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

               (7) Except in compliance with applicable confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ confidential information or trade secrets to any third party.

          (p) Environmental Matters. Except as disclosed in the SEC Filings, neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision, law (including, without limitation, common law) code, injunction, permit, governmental agreement or governmental restriction, or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

          (q) Litigation. Except as disclosed in the SEC Filings and Schedule 2(q), there are no pending or, to the knowledge of the Company, threatened actions, suits, proceedings, inquiries or investigations against or affecting the Company, its Subsidiaries or any of its or their properties or their respective directors or officers in their capacities as such, except for actions, suits, proceedings, inquiries or investigations which could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, after reasonable investigation, there are no facts which, if known by a potential claimant or Governmental Authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of the Subsidiaries, could reasonably be expected to have a Material Adverse Effect.

          (r) Financial Statements. The financial statements included in each of the SEC Filings present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as may be disclosed therein or in the notes thereto). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 2(r), neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except (i) those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

          (s) Insurance Coverage. The Company and each Subsidiary maintain in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary. No default or event has occurred that could give rise to a default under any such policy.

          (t) Brokers and Finders. No person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or the Holders for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

          (u) No Directed Selling Efforts or General Solicitation. Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Rules 501 through 508 of the Securities Act (“Regulation D”)) in connection with the offer or sale of the Securities.

          (v) No Integrated Offering. Neither the Company nor any of its Affiliates (as defined below), nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from registration for the offer and sale of the Securities hereunder. For purposes of this Agreement, “Affiliate” shall have the meaning as defined in Rule 12b-2 of the Exchange Act.

          (w) Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of their respective current or former shareholders, directors, officers, employees, agents or other persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

          (x) Disclosures. The information relating to or concerning the Company, set forth in this Agreement or provided to the Holders in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. To the Company’s knowledge, there is no fact that has specific application to the Issuers (other than general economic or industry conditions) and that could reasonably be expected to have a Material Adverse Effect that has not been set forth in the SEC Filings, this Agreement or the Disclosure Schedules.

          (y) Transactions with Affiliates. Except as disclosed on Schedule 2(y) or the SEC Filings, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction with the Company or a

Subsidiary or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act, without regard to the dollar thresholds contained in such Item.

          (z) Acknowledgment Regarding Holders’ Purchase of the Securities. The Company acknowledges and agrees that no Holder is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, the relationship between the Company and each Holder is “arms-length” and any statement made by any Holder or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Holder’s purchase of the Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further acknowledges that the Company’s decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

          (aa) Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (including Section 203 of the Delaware General Corporation Law (the “DGCL”)) or any anti-takeover provision in the Certificate of Incorporation or By-Laws is applicable to the execution of the Transaction Documents or the other transactions contemplated hereby. Assuming the accuracy of the Holders’ representations and warranties contained in Section 3, the Board of Directors of the Company has taken all action so that the Holders will not be prohibited from entering into a “business combination” with the Company as an “interested stockholder” (in each case as such term is used in Section 203 of the DGCL) as a result of the execution of this Agreement or the consummation of the Transaction Documents or other transactions contemplated hereby.

          (bb) Fraudulent Transfer. Immediately following the Closing, neither the Company nor its Subsidiaries shall be insolvent (as such term is defined in the Uniform Fraudulent Transfer Act) and no transfer of property is being made by any of the Company or any of the Subsidiaries in connection with the transactions contemplated by this Agreement or the other Transaction Documents with the intent to hinder, delay, or defraud either present or future creditors of any of the Company or any of its Subsidiaries.

     3. Holders’ Representations. In connection with the Holders’ acquisition of the Units, each of the Holders, severally but not jointly, represents to the Company the following:

          (a) Organization and Existence. The Holder is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents, and invest in the Securities.

          (b) Authorization. The execution, delivery and performance by the Holder of the Transaction Documents have been duly authorized and the Transaction Documents each constitute the valid and legally binding obligation of the Holder, enforceable against the Holder in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

          (c) No Conflict. The execution, delivery and performance of the Transaction Documents by the Holder do not and will not conflict with or result in a breach or violation of any of the terms and provisions of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration of obligations, impairment of rights or cancellation under (i) the limited partnership or limited liability company agreement, as the case may be, of the Holder, each as in effect on the date hereof or as hereafter amended, or (ii)(a) any statute, rule, regulation or order of any Governmental Authority, or (b) any material agreement, or instrument to which the Holder is a party or by which the Holder is bound or to which any of their respective assets or properties is subject.

          (d) Purchase Entirely for Own Account. The Securities to be received by the Holder hereunder will be acquired for the Holder’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act. The Holder is not a registered broker dealer or entity engaged in the business of being a broker dealer. Notwithstanding anything in this Section 3(d) to the contrary, by making the representations herein, the Holder does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act.

          (e) Investment Experience. The Holder acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

          (f) Disclosure of Information. The Holder has had an opportunity to receive all information related to the Company that it has requested and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the sale of the Securities to be received by the Holder hereunder. The Holder acknowledges review of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by the Holder shall modify, amend or affect the Holder’s right to rely on the Company’s representations and warranties contained in this Agreement, except as expressly set forth herein.

          (g) Restricted Securities. The Holder acknowledges and understands that the Units, including the underlying Notes and the Shares constitute, and that the Redemption Warrants, any other convertible securities issuable in accordance with the terms of the Notes and the Conversion Shares, if issued, will constitute, “restricted securities” under the Securities Act and must be held indefinitely unless a registration statement under the Securities Act is effective with respect to the transfer of such securities or an exemption from such registration is available.

          (h) Legends. It is understood that until (i) the Securities have been transferred pursuant to Rule 144 under the Securities Act (“Rule 144”), (ii) the Securities may be transferred pursuant to Rule 144(k) under the Securities Act, or (iii) a registration statement under the Securities Act is effective relating to the transfer of such Securities, certificates evidencing the Notes, Common Shares, and, if issued, the Redemption Warrants, any other convertible securities issuable in accordance with the terms of the Notes and the Conversion Shares, may bear the following or a substantially similar legend:

          “THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW WITH RESPECT THERETO, (II) PURSUANT TO RULE 144 OF THE SECURITIES ACT OR (III) UPON THE ADVICE OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER”

          The Company agrees that the legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Securities upon which it is stamped if (a) such Security may be transferred pursuant to an effective registration statement under the Securities Act; (b) such holder provides the Company with reasonable assurances that such Security can be transferred pursuant to Rule 144; or (c) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a sale or transfer of such Security may be made without registration under the Securities Act. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance written notice to the Holders, the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or pursuant to Rule 144 and the Holders shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when such Security may again be transferred pursuant to an effective registration statement or pursuant to Rule 144.

          (i) Accredited Investor. The Holder is, and was at the time the Securities were offered to the Holder, an accredited investor as defined in Rule 501(a) of the Securities Act.

          (j) Brokers and Finders. No person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any

Subsidiary or the Holder for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Holder.

          (k) Taxes. The Holder understands that the Holder’s investment in the Company may result in tax consequences. The Holder shall rely solely on the determinations of its tax advisors or its own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters.

     4. Covenants.

          (a) Taxes.

               (1) The Issuers and the Holders agree that the amount of original issue discount with respect to the Notes and the applicable yield to maturity of the Notes is as set forth on Schedule 4(a) hereto and shall report the Notes consistent with such agreed upon tax treatment in all Tax Returns supplied to any Tax authority.

               (2) Any sales, transfer and other similar Taxes and any recording and filing fees that may be imposed by reason of the issuance, sale, transfer and/or delivery of any Securities by the Issuers to the Holders shall be borne and paid by the Issuers.

          (b) Form D; Blue Sky Laws. The Company shall file with the Securities and Exchange Commission a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to the Holders promptly after such filing. The Company shall, on or before the time of Closing, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Holders pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Holders on or prior to the time of Closing. Within two (2) business days after the time of Closing, the Company shall file a Form 8-K concerning this Agreement and the transactions contemplated hereby, which filing shall contain all material information relating to the Company and the transactions entered into herewith.

          (c) Reporting Status. So long as any Holder beneficially owns any of the Securities, the Company shall (i) timely file all reports required to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act, (ii) take such further action as any Holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable such Holder to sell Securities held by the Holder without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. The Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. In addition, the Company shall take all actions necessary to meet the “registrant eligibility” requirements set forth in the general instructions of Form S-3 of the Securities Act or any successor form thereto, to continue to be eligible to register the resale of its Common stock on a registration statement on Form S-3 of the Securities Act.

          (d) Use of Proceeds. The Company shall use the proceeds from the sale of the Units as set forth in Schedule 4(d).

          (e) Expenses. The Company shall pay to the Holders at the Closing reimbursement for all reasonable out-of-pocket fees and expenses incurred by the Holders in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be executed in connection herewith, whether incurred before or after the date hereof, including, without limitation the reasonable fees and expenses of legal advisors and accountants representing the Holders (the “Expenses”).

          (f) Financial Information. The Company shall make available via EDGAR or the Company’s website within one (1) day after filing or release, as the case may be, the following reports to the Holders until the Holders transfer, assign or sell all of their Securities: (i) a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its proxy statements and any Current Reports on Form 8-K; and (ii) copies of all press releases issued by the Company or any of its subsidiaries.

          (g) Reservation of Shares. The Company currently has authorized and reserved for the purpose of issuance sufficient shares of capital stock to provide for the issuance of, and full conversion or exercise of, the Securities as contemplated hereby, and as otherwise required by the Notes (collectively, the “Issuance Obligations”). In the event such number of shares becomes insufficient to satisfy the Issuance Obligations, the Company shall take all necessary action to authorize and reserve such additional shares of capital stock necessary to satisfy the Issuance Obligations.

          (h) Listing. The Company will use its best efforts to continue the listing and trading of its Common Stock on the OTC Electronic Bulletin Board (the “Bulletin Board”) or on the NASDAQ National Market (“NNM”), the Nasdaq SmallCap Market (the “SmallCap Market”) the New York Stock Exchange (“NYSE”) or the American Stock Exchange (“AMEX”) and will comply in all respects with the reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. (the “NASD”), such exchanges, or such electronic system, as applicable. The Company shall promptly provide to the Holders copies of any notices it receives regarding the continued eligibility of the Common Stock (or any securities exercisable for or convertible into the Common Stock) for trading in a market over the counter or, if applicable, any securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any.

          (i) No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration under the Securities Act of the Securities being offered or sold hereunder or cause this offering of the

Securities to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.

          (j) Legal Compliance. The Company shall conduct its business and the business of the Subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not have a Material Adverse Effect.

     5. Transfer Agent Instructions.

          (a) The Company shall instruct its transfer agent to issue certificates, registered in the name of each Holder or its nominee, for the Conversion Shares in such amounts as specified from time to time by the Holders to the Company upon conversion of the Notes.

          (b) The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to 3(g) hereof in the case of the transfer of the Notes, or the Common Shares, the Redemption Warrants or the Conversion Shares prior to registration of the Common Shares, the Redemption Warrants or the Conversion Shares under the Securities Act or without an exemption therefrom, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Transaction Documents.

          (c) Upon the written opinion of counsel reasonably acceptable to the Company to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration, or if the Holders provide the Company with reasonable assurances that such Securities may be sold under Rule 144, the Company shall permit the transfer and, in the case of the Notes and Common Shares purchased hereunder and the Redemption Warrants and Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Holders.

     6. Security. As security for its performance of its obligation under the Notes, the Company and its Subsidiaries hereby grants a security interest in substantially all of the assets of the Company and its Subsidiaries, as set forth in the Notes and the Intercreditor Agreement.

     7. Collateral Agent.

          (a) Appointment of Collateral Agent. MHR Capital Partners LP (“MHR”) is hereby appointed to act on behalf of all the Holders as collateral agent (the “Collateral Agent”) under this Agreement and the Notes. The provisions of this Section 7 are solely for the benefit of Collateral Agent and the Holders and no other person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the Notes, Collateral Agent shall act solely as agent of the Holders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Issuers or any other person. The Collateral Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the Notes. The duties of the Collateral Agent shall be mechanical and administrative in nature and the Collateral Agent shall not have, or be deemed to have, by reason of this Agreement, any other Transaction Document or otherwise a fiduciary relationship in respect of any Holder. Except as expressly set forth in this Agreement and the Notes, the Collateral Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any of the Issuers or any of their respective Subsidiaries that is communicated to or obtained by MHR or any of its Affiliates in any capacity. Neither the Collateral Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Holder for any action taken or omitted to be taken by it hereunder or under any other Transaction Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

     If the Collateral Agent shall request instructions from the Holders holding a majority of the outstanding principal amount of the Notes (the “Required Holders”) or all affected Holders with respect to any act or action (including failure to act) in connection with this Agreement or the Notes, then the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until such Collateral Agent shall have received instructions from the Required Holders or all affected Holders, as the case may be, and the Collateral Agent shall not incur liability to any person by reason of so refraining. The Collateral Agent shall be fully justified in failing or refusing to take any action hereunder or under the Notes (a) if such action would, in the opinion of the Collateral Agent, be contrary to law or the terms of this Agreement or the Notes, (b) if such action would, in the opinion of such Agent, expose the Collateral Agent to any liabilities under any environmental laws, rules or ordinances or (c) if the Collateral Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Holder shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder or under the Notes in accordance with the instructions of Required Holders or all affected Holders, as applicable.

          (b) Collateral Agent’s Reliance, Etc. Neither the Collateral Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable to any Holder for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the Notes, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Collateral Agent: (a) may treat the payee of any Note as the holder thereof until the Collateral Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to the Collateral Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Holder and shall not be responsible to any Holder for any statements, warranties or representations made in or in connection with this Agreement or the Notes; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the Notes on the part of any of the Issuers or to inspect the Collateral (including the books and records) of any of the Issuers; (e) shall not be responsible to any Holder for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the Notes or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the Notes by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     (c) MHR and Affiliates. With respect to its or its Affiliates ownership of Notes, MHR shall have the same rights and powers under this Agreement and the Notes as any other Holder and may exercise the same as though it were not the Collateral Agent; and the term “Holder” or “Holders” shall, unless otherwise expressly indicated, include MHR in its individual capacity. Similarly, the fact that MHR acts as Collateral Agent shall not in any way impair the rights and powers under this Agreement or the Notes of any Holders who are Affiliates of MHR. MHR and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any of the Issuers, any of their Affiliates and any person who may do business with or own securities of any of the Issuers or any such Affiliate, all as if MHR were not the Collateral Agent and without any duty to account therefor to Holders.

     (d) Indemnification. The Holders agree to indemnify the Collateral Agent (to the extent not reimbursed by the Issuers and without limiting the obligations of Issuers hereunder), ratably according to their respective pro rata ownership of the principal amount of outstanding Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or the Notes or any action taken or omitted to be taken by the Collateral Agent in connection therewith; provided, that no Holder shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent’s gross negligence or willful misconduct. Without limiting the foregoing, each Holder agrees to reimburse the Collateral Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the Notes, to the extent that the Collateral Agent is not reimbursed for such expenses by the Issuers.

     (e) Successor Agents. The Collateral Agent may resign at any time by giving not less than five (5) days’ prior written notice thereof to the Holders. By a vote of the Required Holders, the Holders may remove the Collateral Agent at any time by giving not less than thirty (30) days’ prior written notice thereof to the Collateral Agent. Upon any such resignation or removal, the Required Holders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Holders and shall have accepted such appointment within such thirty (30) days or five (5) after the date of notice of resignation or removal was given, as applicable, then the Collateral Agent may, on behalf of the Holders, appoint a successor Collateral Agent, which shall be a Holder, if a Holder is willing to accept such appointment. If no successor Collateral Agent has been appointed pursuant to the foregoing, within thirty (30) days or five (5) after the date of notice of resignation or removal was given, as applicable, such resignation or removal shall become effective and the Required Holders shall thereafter perform all the duties of such Collateral Agent hereunder until such time, if any, as the Required Holders appoint a successor Collateral Agent as provided above. Any successor Collateral Agent appointed by Required Holders hereunder shall be subject to the approval of the Issuers, such approval not to be unreasonably withheld or delayed; provided, that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Collateral Agent, as applicable, hereunder by a successor Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Collateral Agent. Upon the earlier of the acceptance of any appointment as Collateral Agent, hereunder by a successor Collateral Agent or the effective date of such Collateral Agent’s resignation or removal, such Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Notes, except that any indemnity rights or other rights in favor of such Collateral Agent shall continue. After any Collateral Agent’s resignation or removal hereunder, the provisions of this Section 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as such Collateral Agent under this Agreement and the Notes.

     8. General Provisions.

          (a) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the County of New York, State of New York located in the Southern District of the State of New York solely in respect of any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The parties hereto further agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in the Section on notices below or in such other manner as may be permitted by law shall be valid and sufficient service thereof. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

          (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES,AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH

OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          (c) Entire Agreement. This Agreement, including Exhibits and the Disclosure Schedules, and the other Transaction Documents, as well as the other documents contemplated thereby constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement may only be modified or amended in writing signed by the Company and each of the Holders.

          (d) Severability. In case any provision of the Agreement is declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          (e) Notices. All notices, demands or other communications given hereunder shall be effected in the manner provided for in the notice provision of the Notes.

          (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          (g) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company shall not assign this Agreement or any rights or obligations hereunder. Notwithstanding the foregoing, each Holder may assign its rights hereunder to any of its Affiliates, without the consent of the Company or to any other person or entity with the consent of the Company, which consent shall not be unreasonably withheld; provided that any such assignment of rights must be in connection with a transfer of a Security permitted hereunder or pursuant to the terms of such Security. This provision shall not limit any Holder’s right to transfer the Securities pursuant to the terms of the Transaction Documents or to assign the Holder’s rights under the Transaction Documents to any such transferee. In addition, and notwithstanding anything to the contrary contained in the Transaction Documents, the Securities may be pledged and all rights of the Holders under this Agreement or any other agreement or document related to the transactions contemplated hereby may be assigned, without further consent of the Company, to a bona fide pledgee in connection with the Holders’ margin or brokerage account.

          (i) Survival. The representations and warranties of the Company in Section 2 and elsewhere in this Agreement and the agreements and covenants set forth in Sections 4, 7 and 8 hereof shall survive until the earlier of (i) seven (7) years following the Closing or (ii) the payment in full of, or the conversion of, all of the outstanding Notes, notwithstanding any due diligence investigation conducted by or on behalf of the Holders. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies the Holders may have under applicable U.S. federal or state securities laws.

          (j) Indemnification. (1) The Company and each Subsidiary, on a joint and several basis, (each, an “Indemnifying Party”) shall indemnify, defend and hold harmless each Holder and each such Holder’s Affiliates and each of their respective officers, directors, managers, partners, stockholders, employees, lenders, advisors, agents and other representatives and any Affiliate of the foregoing, and each of their respective successors and permitted assigns (each, an “Indemnified Party”) from and against, and shall promptly reimburse each Indemnified Party for, all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, court costs and reasonable attorneys’ fees and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys’ and accountants’ fees and expenses in connection with any action, suit or proceeding, including those incurred upon any appeal) arising or resulting from or in connection with (x) any misrepresentation or any breach of warranty, covenant or agreement contained in this Agreement or in any of the other Transaction Documents, (y) any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by a Holder or any of its controlled Affiliates, (z) Holder’s holding a lien on the assets of the Company or its Subsidiaries or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to any of the collateral documents with respect to such lien, or any actions or failures by the Company to act with respect to any of the foregoing, (collectively, “Indemnified Liabilities”), except that any such Indemnified Liability shall be reduced in proportion to the amount (finally determined by a court of competent jurisdiction) to be attributable to such Indemnified Party’s negligence, bad faith, or willful misconduct. The rights of the Indemnified Parties under this Section 9(j) shall be in addition to (a) any cause of action or similar right of any Indemnified Party against the Company or other persons, or (b) any liabilities the Company or any of its Subsidiaries may be subject to pursuant to any applicable law.

               (2) Each Indemnified Party entitled to indemnification hereunder will (a) give prompt written notice to the Indemnifying Party of any claim with respect to which it seeks indemnification or contribution pursuant to this Agreement and (b) permit such Indemnifying Party to assume the defense of such claim with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party; provided, however, that any Indemnified Party entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (x) the Indemnifying Party has agreed in writing to pay such fees and expenses, (y) the Indemnifying Party shall have failed to assume the defense of such claim within 20 days of delivery of the written notice of the Indemnified Party with respect to such claim or failed to employ counsel selected by such Indemnifying party and reasonably satisfactory to such Indemnified Party or (z) in the reasonable judgment of such Indemnified Party, based upon advice of its counsel, a conflict of interest may exist between such Indemnified Party and the Indemnifying Party with respect to such claims (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such Indemnified Party); provided, further, that an Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim on behalf of all Indemnified Parties shall not be obligated to pay the fees and expenses of more than one counsel (in addition to local counsel) for all Indemnified Parties. If the Indemnifying Party assumes the defense of the claim, it shall not be subject to any liability for any settlement or compromise made by the Indemnified Party without its consent (but such consent shall not be unreasonably withheld). In connection with any settlement negotiated by an Indemnifying Party, no Indemnifying Party shall, and no Indemnified Party shall be required by an Indemnifying Party to, (i) enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation (ii) enter into any settlement that attributes by its terms liability to the Indemnified Party, or (iii) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice. In addition, without the consent of the Indemnified Party (which consent will not be unreasonably withheld), no Indemnifying Party will be permitted to consent to entry of any judgment or enter into any settlement which provides for any action on the part of the Indemnified Party other than the payment of money damages which are to be paid in full by the Indemnifying Party. If an Indemnifying Party fails or elects not to assume the defense of a claim pursuant to clause (y) above, or is not entitled to assume or continue the defense of such claim pursuant to clause (z) above, the Indemnified Party shall have the right without prejudice to its right of indemnification hereunder to, in its discretion exercised in good faith and upon advice of counsel, to contest, defend and litigate such claim and may settle such claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that at least 10 days prior to any settlement, written notice of its intention to settle is given to the Indemnifying Party. If requested by the Indemnifying Party, the Indemnified Party agrees (at no expense to the Indemnified Party) to cooperate with the Indemnifying Party and its counsel in contesting any claim that the Indemnifying Party elects to contest.

          (k) Third Party Beneficiaries. Except as provided in Section 7(j), this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          (I) Publicity. The Company and the Holders each shall consult with each other prior to issuing any press releases or making any public statement with respect to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby and, shall not issue any such press release or make any such public statement with respect thereto unless the text of the statement shall first have been agreed to by the parties hereto.

          (m) Rules of Construction. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Annex or Exhibit, such reference shall be to a Section or Annex of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” This Agreement shall be construed as if it is drafted by all the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement if an ambiguity or question of intent or interpretation arises. For purposes of this agreement “knowledge” shall mean, when applied to a natural person, that such individual has or at any time had (i) actual knowledge of the item or matter, (ii) constructive knowledge of the item or matter, either by operation of law or because the individual, by responsibility or position, should have conducted a reasonable inquiry which, if performed, would have likely resulted in such individual gaining actual knowledge of the item or matter, or (iii) received written notice of the fact or matter. The Issuers shall be deemed to have “knowledge” if Arthur Spector — Chairman of the Board, Glenn M. Parker — Director and Chief Executive Officer, Lewis Stone — Director, President and Chief Information Officer, Robert Gregg — Director and Chief Operating Officer, Timothy Fairbanks — Director and Chief Financial Officer, or Gregory Couto —Executive Vice President of Operations, or any persons who have served in such capacities, has or at any time had “knowledge.”

[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

COMPANY:	NATIONSHEALTH, INC.

	By:	/s/ Glenn Parker

Name:
Title:

SUBSIDIARIES:	NATIONSHEALTH HOLDINGS, L.L.C.

	By:	/s/ Glenn Parker

Name:
Title:

UNITED STATES PHARMACEUTICAL
GROUP, L.L.C.

	By:	/s/ Glenn Parker

Name:
Title:

[Signature Page to Investment Unit Purchase Agreement]

HOLDERS and	MHR CAPITAL PARTNERS LP, Individually and as
COLLATERAL AGENT:		Collateral Agent
	By:	MHR Advisors LLC, its general partner

	By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Authorized Signatory

Number of Units: 7,551

Purchase Price: $7,551,403

OTQ LLC

	By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Authorized Signatory

Number of Units: 6,440

Purchase Price: $6,440,000

MHR CAPITAL PARTNERS (100) LP
	By:	MHR Advisors LLC, its general partner

	By:	/s/ Hal Goldstein

Name: Hal Goldstein
Title: Authorized Signatory

Number of Units: 1,009

Purchase Price: $1,008,597

[Signature Page to Unit Purchase Agreement]

Schedule 4(a)

Original Issue Discount and Applicable Yield to Maturity

Original Issue Discount:	$5,803,571

Issue Price:	$9,196,430

Yield to Maturity:	19.667%

EXHIBIT A

Form of Note

EXHIBIT B

Form of Senior Subordination Agreement

(referred to as the Intercreditor Agreement)

EXHIBIT C

Form of Existing Senior Lender Amendment, Waiver and Consent

EXHIBIT D

Form of Registration Rights Agreement

EXHIBIT E

Form of Stockholders Agreement